As filed with the Securities and Exchange Commission on February 23, 2023
Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_____________________
POST HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Missouri	45-3355106
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
_____________________
2503 S. Hanley Road
St. Louis, MO 63144
(314) 644-7600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_____________________
Diedre J. Gray
Executive Vice President, General Counsel and Chief
Administrative Officer, Secretary
Post Holdings, Inc.
2503 S. Hanley Road
St. Louis, MO 63144
(314) 644-7600
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies To:
Tom W. Zook
Lewis Rice LLC
600 Washington, Suite 2500
St. Louis, MO 63101
(314) 444-7600
__________________
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
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PROSPECTUS

Post Holdings, Inc.

Common Stock
Preferred Stock
Senior Debt Securities
Subordinated Debt Securities
Warrants
Purchase Contracts
Units
_____________________________
We may offer and sell any of the following securities from time to time, in one or more offerings, in amounts, at prices and on terms determined at the time of any such offering:
•common stock;
•preferred stock;
•senior debt securities;
•subordinated debt securities;
•warrants;
•purchase contracts; and
•units.
When we use the term “securities” in this prospectus, we mean any of the securities we may offer with this prospectus, unless we say otherwise. In addition, selling securityholders to be named in a prospectus supplement may offer securities from time to time.
This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.
Our common stock is listed on the New York Stock Exchange (the “NYSE”) and trades under the symbol “POST”. On February 22, 2023, the last reported sale price of our common stock on the NYSE was $92.35 per share. Each prospectus supplement will indicate if the securities offered thereby will be listed or quoted on a securities exchange or quotation system.
INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 7 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
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The date of this prospectus is February 23, 2023.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the “Securities Act,” using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”
We have not authorized any other person to provide you with different information. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement is accurate as of the date on its respective cover and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations, cash flows and prospects may have changed since those dates.
Except as otherwise indicated or unless the context otherwise requires, all references to “we,” “our,” “us,” “Post” or the “Company” refer to Post Holdings, Inc., a Missouri corporation, together with its consolidated subsidiaries.
CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
Forward-looking statements, within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” are made throughout this prospectus, including the documents incorporated herein by reference. These forward-looking statements are sometimes identified from the use of forward-looking words such as “believe,” “should,” “could,” “potential,” “continue,” “expect,” “project,” “estimate,” “predict,” “anticipate,” “aim,” “intend,” “plan,” “forecast,” “target,” “is likely,” “will,” “can,” “may” or “would” or the negative of these terms or similar expressions elsewhere in this prospectus. Our financial condition, results of operations and cash flows may differ materially from the forward-looking statements in this prospectus. Such statements are based on management’s current views and assumptions and involve risks and uncertainties that could affect expected results. Those risks and uncertainties include, but are not limited to, the following:
•the ability and timing to consummate the proposed acquisition of certain pet food brands and facilities (the “Pet Food Business”) from The J. M. Smucker Company, including obtaining the required regulatory approvals and the satisfaction of other closing conditions to the purchase agreement;
•our ability to promptly and effectively integrate the Pet Food Business after the acquisition has closed, and our ability to obtain expected cost savings and synergies of the acquisition;
•operating costs, customer loss and business disruption (including difficulties maintaining relationships with Pet Food Business employees, customers or suppliers) that may be greater than expected following the consummation of the Pet Food Business acquisition;
•significant volatility in the cost or availability of inputs to our businesses (including freight, raw materials, energy and other supplies);
•our ability to increase our prices to offset cost increases and the potential for such price increases to impact demand for our products;
•disruptions or inefficiencies in our supply chain, including as a result of inflation, labor shortages, insufficient product or raw material availability, limited freight carrier availability, our reliance on third parties for the supply of materials for or the manufacture of many of our products, public health crises (including the COVID-19 pandemic), climatic events, agricultural diseases and pests, fires and evacuations related thereto and other events beyond our control;

•our high leverage, our ability to obtain additional financing (including both secured and unsecured debt), our ability to service our outstanding debt (including covenants that restrict the operation of our businesses) and a downgrade or potential downgrade in our credit ratings;
•our ability to hire and retain talented personnel, increases in labor-related costs, the ability of our employees to safely perform their jobs, including the potential for physical injuries or illness, employee absenteeism, labor strikes, work stoppages and unionization efforts;
•changes in economic conditions, the occurrence of a recession, disruptions in the United States (the “U.S.”) and global capital and credit markets, changes in interest rates and fluctuations in foreign currency exchange rates;
•our ability to continue to compete in our product categories and our ability to retain our market position and favorable perceptions of our brands;
•the impacts of public health crises (including the COVID-19 pandemic), such as negative impacts on demand for our foodservice and on-the-go products, our ability to manufacture and deliver our products, workforce availability, the health and safety of our employees, operating costs, the global economy and capital markets and our operations generally;
•our ability to anticipate and respond to changes in consumer and customer preferences and behaviors and introduce new products;
•allegations that our products cause injury or illness, product recalls and withdrawals and product liability claims and other related litigation;
•our ability to identify, complete and integrate or otherwise effectively execute acquisitions or other strategic transactions and effectively manage our growth;
•risks related to the intended tax treatment of the transactions we undertook related to divestitures of our interest in BellRing Brands, Inc.;
•the possibility that Post Holdings Partnering Corporation (“PHPC”), a publicly-traded special purpose acquisition company in which we indirectly own an interest (through PHPC Sponsor, LLC, our wholly-owned subsidiary), may not consummate a suitable partnering transaction within the prescribed two-year time period, that the partnering transaction may not be successful or that the activities for PHPC could be distracting to our management;
•conflicting interests or the appearance of conflicting interests resulting from several of our directors and officers also serving as directors or officers of one or more other companies;
•our ability to successfully implement business strategies to reduce costs;
•impairment in the carrying value of goodwill or other intangibles;
•legal and regulatory factors, such as compliance with existing laws and regulations, as well as new laws and regulations and changes to existing laws and regulations and interpretations thereof, affecting our businesses, including current and future laws and regulations regarding tax matters, food safety, advertising and labeling, animal feeding and housing operations, data privacy and climate change and other environmental matters;
•the loss of, a significant reduction of purchases by or the bankruptcy of a major customer;
•costs, business disruptions and reputational damage associated with information technology failures, cybersecurity incidents or information security breaches;
•the failure or weakening of the ready-to-eat (“RTE”) cereal category and consolidations in the retail and foodservice distribution channels;
•the ultimate impact litigation or other regulatory matters may have on us;
•costs associated with the obligations of Bob Evans Farms, Inc. (“Bob Evans”) in connection with the sale and separation of its restaurants business in April 2017, including certain indemnification obligations under the restaurants sale agreement and Bob Evans’s payment and performance obligations as a guarantor for certain leases;
•our ability to protect our intellectual property and other assets and to continue to use third party intellectual property subject to intellectual property licenses;
•the ability of our and our customers’ private brand products to compete with nationally branded products;
•the impact of national or international disputes, political instability, terrorism, war or armed hostilities, such as the ongoing conflict in Ukraine, including on the global economy, capital markets, our supply chain, commodity, energy and freight availability and costs and information security;
•risks associated with our international businesses;

•changes in critical accounting estimates;
•losses or increased funding and expenses related to our qualified pension or other postretirement plans;
•significant differences in our actual operating results from any of our guidance regarding our future performance;
•our and PHPC’s ability to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002; and
•other risks and uncertainties included under “Risk Factors” in this prospectus and in our other reports filed with the SEC, including in our most recent Annual Report on Form 10-K and any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus.
You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this document to conform these statements to actual results or to changes in our expectations.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.
Our website address is http://www.postholdings.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document, modifies or replaces that statement.
We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or otherwise or filed in the future, that are not deemed “filed” with the SEC, including our Corporate Governance and Compensation Committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
•our Annual Report on Form 10-K for the fiscal year ended September 30, 2022 filed with the SEC on November 17, 2022;
•our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on December 5, 2022, to the extent incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended September 30, 2022;
•our Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2022 filed with the SEC on February 3, 2023;
•our Current Reports on Form 8-K filed with the SEC on October 7, 2022, November 17, 2022 (other than information furnished pursuant to Item 2.02 and the related Exhibit 99.1 furnished pursuant to Item 9.01), November 18, 2022, November 22, 2022, January 17, 2023, January 30, 2023 and February 13, 2023;
•the description of our common stock contained in Exhibit 99.1 to our Form 10 registration statement which was declared effective January 26, 2012, as updated by Exhibit 4.7 to our Annual Report on Form 10-K for the fiscal year ended September 30, 2022 filed with the SEC on November 17, 2022, and any amendment or report filed with the SEC for the purpose of updating the description; and

•additional reports filed with the SEC subsequent to the date hereof under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering (other than information furnished rather than filed, including information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K).
Documents incorporated by reference are available from us without charge. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from:

Post Holdings, Inc.
2503 S. Hanley Road
St. Louis, MO 63144
Attention: Investor Relations
(314) 644-7600

THE COMPANY
We are a consumer packaged goods holding company with businesses operating in the center-of-the-store, refrigerated, foodservice and food ingredient categories. We also participate in the private brand food category, including through our ownership interest with third parties in 8th Avenue Food & Provisions, Inc. (“8th Avenue”). In February 2012, we completed our legal separation via a tax free spin-off from our former parent company and began trading on the NYSE under the ticker symbol “POST”.
Our Post Consumer Brands segment includes branded and private label RTE cereals from the businesses of Post Foods, LLC, MOM Brands Company, LLC, which we acquired in May 2015, Weetabix North America, which we acquired as part of our acquisition of Weetabix Limited in July 2017, and the RTE cereal operations of TreeHouse Foods, Inc., which we acquired in June 2021, as well as peanut butter under the Peter Pan brand, which we acquired in January 2021. Our Weetabix segment includes the businesses of Weetabix Limited, which we acquired in July 2017 and which produces and distributes branded and private label RTE cereal, hot cereals and other cereal-based food products, breakfast drinks and muesli primarily outside of North America, and Lacka Foods Limited, which we acquired in April 2022 and which distributes and markets protein-based ready-to-drink shakes under the UFIT brand primarily in the United Kingdom. Our Foodservice segment includes primarily egg and potato products in the foodservice and food ingredient channels from the businesses of MFI Holding Corporation (“Michael Foods”), which we acquired in June 2014, National Pasteurized Eggs, Inc. (“NPE”), which we acquired in October 2016, Bob Evans, which we acquired in January 2018, Henningsen Foods, Inc., which we acquired in July 2020, and Almark Foods (“Almark”), which we acquired in February 2021. Our Refrigerated Retail segment provides refrigerated retail products, inclusive of side dishes, eggs and egg products, sausage, cheese and other dairy and refrigerated products, from the businesses of Bob Evans, Michael Foods, including the business of Crystal Farms Dairy Company, which we acquired as a part of our acquisition of Michael Foods in June 2014, NPE and Almark, as well as the Egg Beaters brand, which we acquired in May 2021.
We operate a decentralized, adaptive business model, which provides us with flexibility to pursue acquisitions and other strategic transactions. Since our formation, we have expanded and established new platforms through numerous acquisitions. Our acquisition strategy has focused on businesses with product offerings that can strengthen our current portfolio, enable us to expand into complementary categories, geographic regions or distribution channels or provide diversification of cash flows in similar channels. We aim to improve scale in our operations, thereby increasing marketing and distribution efficiencies, and to enhance our presence with key retailers. We believe the consumer foods market will continue to provide opportunities for growth through acquisitions of complementary businesses, and we are currently considering several acquisition opportunities. To the extent we do proceed with any acquisitions in the near term, we may finance the purchase price with cash on hand, proceeds from additional secured and/or unsecured borrowings of indebtedness and/or proceeds from equity issuances. There can be no assurance, however, that we will continue to consider or pursue, or be successful in acquiring, any such businesses. In addition to acquisitions, we also have pursued and completed other types of strategic transactions. For example, we separately capitalized 8th Avenue with third parties in fiscal year 2019, facilitated the completion of the initial public offerings of a minority interest in BellRing Brands, Inc., our historical active nutrition business, and in PHPC, our special purpose acquisition company, in fiscal years 2020 and 2021, respectively, and we completed the divestiture of our ownership interest in BellRing Brands, Inc. in fiscal year 2023. We expect that future activities also could include additional divestitures, equity carve-out transactions or initial public offerings of businesses, under appropriate circumstances, to further our business strategies.
Our principal executive offices are located at 2503 S. Hanley Road, St. Louis, Missouri 63144, and our telephone number is (314) 644-7600. Our website is https://www.postholdings.com. The information contained on or accessible through our website is not part of this prospectus, other than the documents that we file with the SEC that are incorporated by reference into this prospectus.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors included in our reports filed with the SEC, including our most recent Annual Report on Form 10-K and any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event that the securities are sold by a selling securityholder.

DESCRIPTION OF CAPITAL STOCK
General
Our amended and restated articles of incorporation (as amended, our “articles of incorporation”) provide that we may issue up to 300,000,000 shares of common stock, par value of $0.01 per share, and 50,000,000 shares of preferred stock, par value of $0.01 per share. As of February 21, 2023, there were 58,794,123 shares of our common stock outstanding and no shares of our preferred stock issued and outstanding.
Common Stock
Voting Rights. The holders of our common stock are entitled to one vote for each share held of record on the applicable record date on all matters voted on by shareholders, including elections of directors, and, except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any shares of our preferred stock, the holders of such shares will exclusively possess all voting power. Our articles of incorporation do not provide for cumulative voting in the election of directors.
Dividends. Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of our common stock on the applicable record date will be entitled to such dividends as may be declared from time to time by our board of directors from funds available therefor, and upon liquidation will be entitled to receive pro rata all of our assets available for distribution to such holders.
Other Rights. Our articles of incorporation do not provide for any preemptive rights to purchase or subscribe for any stock or other securities, and there are no conversion rights or redemption or sinking fund provisions with respect to such stock. We are able to issue additional shares of common stock without shareholder approval, subject to applicable rules of the NYSE and Missouri law, for a variety of corporate purposes, including future public or private offerings to raise additional capital, corporate acquisitions and employee benefit plans and equity grants. The existence of unissued and unreserved common stock may enable us to issue shares to persons who are friendly to current management, which could discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise. We will not solicit approval of our shareholders for issuance of common stock unless our board of directors believes that approval is advisable or is required by applicable rules of the NYSE or Missouri law.
Limitations of Rights of Holders of Common Stock - Preferred Stock
The rights of holders of common stock may be materially limited or qualified by the rights of holders of preferred stock that we may issue in the future. Set forth below is a description of the Company’s authority to issue preferred stock and the possible terms of that stock.
Our board of directors has the authority to issue shares of preferred stock in one or more series and to fix, by resolution, the voting powers, which may be full or limited or no voting powers, such designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof of the shares constituting any series, without any further vote or action by the shareholders. Any shares of preferred stock so authorized and issued could have priority over our common stock with respect to dividend and/or liquidation rights. Our board of directors is expressly authorized to determine, for each class or series of preferred stock, the following information:
•the number of shares constituting such series of preferred stock and the designations thereof;
•the rate and times at which, and the conditions, if any, under which, dividends will be payable on shares of that series, the status of those dividends as cumulative or non-cumulative and the priority of payments;
•the voting rights pertaining to shares of the series;
•whether or not the shares of the series are convertible into or exchangeable for other securities, including common stock, and the price and other terms and conditions of conversion or exchange;
•the price or prices and times at which, and the terms and conditions upon which, the shares of the series may be redeemed, if any;
•the terms of a sinking fund, if any, to be provided for such shares;

•the rights which the holders of shares of the series have in the event of our voluntary or involuntary liquidation, dissolution or winding up;
•whether to include, from time to time, any additional shares of preferred stock in the series; and
•any other relative powers, preferences and rights, and any qualifications, limitations or restrictions thereof.
The issuance of preferred stock may adversely affect the rights of holders of common stock as such holders will be subject to the rights of holders of any preferred stock issued. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of discouraging, delaying or preventing an acquisition of us at a price which many shareholders may find attractive. These provisions also could make it more difficult for our shareholders to effect certain corporate actions, including the election of directors.
Certain Provisions of Missouri Law and Our Articles of Incorporation and Bylaws
Amendment of Articles of Incorporation and Bylaws. The General and Business Corporation Law of Missouri (the “GBCL”) provides that a corporation may amend its articles of incorporation upon a resolution of the board of directors, proposing the amendment and its submission to the shareholders for their approval upon the affirmative vote of a majority of the holders of shares of outstanding common stock entitled to vote thereon. Our articles of incorporation provide that our articles of incorporation may be amended in accordance with and upon the vote prescribed by the laws of the State of Missouri, except that:
•two-thirds of all of the outstanding shares of capital stock then entitled to vote generally in the election of directors, voting together as a single class, is required to amend, alter, change or repeal, or adopt any provision inconsistent with, the provisions of Article Five of our articles of incorporation, which relates to directors, and
•85% of all of the outstanding shares of capital stock then entitled to vote generally in the election of directors, voting together as a single class, is required to amend, alter, change or repeal, or adopt any provision inconsistent with, the provisions relating to indemnification of directors, officers and certain other persons, or, unless approved by a majority of the board of directors as described in our articles of incorporation, any provision relating to Article Nine of our articles of incorporation, which relates to certain business combinations.
Anti-Takeover Provisions in Our Articles of Incorporation and Bylaws. Some of the provisions in our articles of incorporation, our amended and restated bylaws (our “bylaws”) and Missouri law could have the following effects, among others:
•delaying, deferring or preventing a change in control of us;
•delaying, deferring or preventing the removal of our existing management or directors;
•deterring potential acquirors from making an offer to our shareholders; and
•limiting our shareholders’ opportunity to realize premiums over prevailing market prices of our common stock in connection with offers by potential acquirors.
The following is a summary of some of the provisions in our articles of incorporation and bylaws that could have the effects described above.
Supermajority Voting Requirements for Certain Business Combinations. Our articles of incorporation contain a restriction on transactions defined as “business combinations” (as defined below). No business combination with an “interested shareholder” (as defined below) or affiliates of an interested shareholder may be consummated without first being recommended by our board of directors and approved by the affirmative vote of 85% of our then outstanding voting stock of which the interested shareholder is not the beneficial owner. This approval requirement is in addition to any other requirement of law, our articles of incorporation and our bylaws. This approval requirement does not apply to a business combination that:

•has been approved by a majority of our continuing directors, which generally include our directors who were members of our board of directors prior to the time that any interested shareholder became an interested shareholder and any successors of such members who are designated as continuing directors by a majority of our then continuing directors; or
•the consideration paid in the business combination is in cash or in the same form as the interested shareholder previously paid for a majority of the shares owned by the interested shareholder, and the value of consideration received is not less than the higher of (i) the highest per share price paid by the interested shareholder for any shares in the two years immediately preceding the announcement of the business combination or (ii) the market value of the shares on the date the business combination is approved by our board of directors.
“Business combination” generally includes a merger or consolidation, sale or other disposition of a substantial amount of our assets, a plan of liquidation or dissolution of Post, or other transactions involving the transfer, issuance, reclassification or recapitalization of Post securities, in each case with an interested shareholder or an affiliate of an interested shareholder. “Interested shareholder” generally includes a person who is the beneficial owner of 20% or more of our then outstanding voting stock.
Classified Board of Directors. Our articles of incorporation and bylaws provide that our board of directors is divided into three classes of directors serving staggered three-year terms. Each class, to the extent possible, will be equal in number. Each class holds office until the third annual shareholders’ meeting for election of directors following the most recent election of such class.
Directors, and Not Shareholders, Fix the Size of the Board of Directors. Our articles of incorporation and bylaws provide that the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by a majority of our board of directors, but in no event will it consist of less than five nor more than twelve directors.
Directors are Removed for Cause Only. Missouri law provides that, unless a corporation’s articles of incorporation provide otherwise, the holders of a majority of the corporation’s voting stock may remove any director from office. Our articles of incorporation provide that shareholders may remove a director only “for cause” and only by the affirmative vote of (i) two-thirds of all members of our board of directors and (ii) the holders of at least two-thirds of our voting stock.
Board Vacancies to Be Filled by Remaining Directors and Not Shareholders. Any vacancy in our board of directors created by any reason prior to the expiration of the term in which the vacancy occurs will be filled only by a majority of the remaining directors, even if less than a quorum. A director elected to fill a vacancy will be elected for the unexpired term of his or her predecessor.
Shareholders May Only Act by Written Consent Upon Unanimous Written Consent. Under our bylaws and Missouri law, shareholder action by written consent must be unanimous.
No Special Meetings Called by Shareholders. Our bylaws provide that special meetings may only be called by the chairman of our board of directors, our president or a majority of the entire board of directors. Only such business will be conducted, and only such proposals acted upon, as are specified in the notice of the special meeting.
Advance Notice for Shareholder Proposals and Nominations. Our bylaws contain provisions requiring that advance notice be delivered to Post of any business to be brought by a shareholder before an annual meeting and providing for procedures to be followed by shareholders in nominating persons for election to our board of directors. Ordinarily, the shareholder must give notice not less than 90 days nor more than 120 days prior to the date of the first anniversary of the prior year’s annual meeting; however, in the event that the date of the meeting is more than 30 days before or more than 60 days after such date, notice by the shareholder must be received not earlier than the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such annual meeting is first made. The notice also must satisfy the requirements in our bylaws and applicable law, including the rules and regulations promulgated by the SEC. Our board of directors may reject any nominees for director or proposals that have not satisfied such requirements or that are not a proper subject for shareholder action in accordance with the provisions of applicable law.

Amendment of Bylaws. Under our articles of incorporation and bylaws, our bylaws may be amended by two-thirds of all of the members of our board of directors or by the affirmative vote of a majority of the shares of our capital stock entitled to vote on any such amendment. However, our board of directors may not amend our bylaws in a manner that alters the shareholders’ power to amend the bylaws, and the shareholders may not amend the bylaws in a manner that alters the Board’s power to amend the bylaws.
Missouri Statutory Provisions. Missouri law also contains certain provisions which may have an anti-takeover effect and otherwise discourage third parties from effecting transactions with us, including business combination and control share acquisition statutes.
Business Combination Statute. Missouri law contains a “business combination statute” which is similar to the provision in our articles of incorporation and restricts certain “business combinations” (as defined below) between a company and an “interested shareholder” (as defined below) or affiliates of the interested shareholder, for a period of five years after the date of the transaction in which the person becomes an interested shareholder, unless either such transaction or the interested shareholder’s acquisition of stock is approved by the board of directors on or before the date the interested shareholder obtains such status.
The statute also provides that, after the expiration of such five-year period, business combinations are prohibited unless:
•the holders of a majority of the outstanding voting stock, other than the stock owned by the interested shareholder, or any affiliate or associate of such interested shareholder, approve the business combination; or
•the business combination satisfies certain detailed fairness and procedural requirements.
A “business combination” for this purpose includes a merger or consolidation, some sales, leases, exchanges, pledges and similar dispositions of corporate assets or stock and any reclassifications or recapitalizations that generally increase the proportionate voting power of the interested shareholder. An “interested shareholder” for this purpose generally means any person who owns or controls 20% or more of the outstanding shares of the corporation’s voting stock.
A Missouri corporation may opt out of coverage by the business combination statute by including a provision to that effect in its governing corporate documents. We have not done so. The business combination statute may make it more difficult for a 20% beneficial owner to effect other transactions with us and may encourage persons that seek to acquire us to negotiate with our board of directors prior to acquiring a 20% interest. It is possible that such a provision could make it more difficult to accomplish a transaction which our shareholders may otherwise deem to be in their best interest.
Control Share Acquisition Statute. Missouri also has a “control share acquisition statute.” This statute may limit the rights of a shareholder to vote some or all of its shares. Generally, a shareholder whose acquisition of shares results in that shareholder having voting power, when added to the shares previously held by it, to exercise or direct the exercise of more than a specified percentage of our outstanding stock (beginning at 20%), such shareholder will lose the right to vote some or all of its shares in excess of such percentage unless the shareholders approve the acquisition of such shares.
In order for the shareholders to grant approval, the acquiring shareholder must meet disclosure requirements specified in the statute. In addition, a majority of the outstanding shares entitled to vote must approve the acquisition. Furthermore, a majority of the outstanding shares entitled to vote, but excluding all “interested shares,” such as shares held by the acquiring shareholder or employee directors and officers, must approve the acquisition.

Not all acquisitions of shares constitute control share acquisitions. The following acquisitions do not constitute control share acquisitions:
•good faith gifts;
•transfers in accordance with wills or the laws of descent and distribution;
•purchases made in connection with an issuance of shares by us;
•purchases by any compensation or benefit plan;
•the conversion of debt securities;
•acquisitions pursuant to a binding contract whereby the holders of shares representing at least two-thirds of our voting power agree to sell their shares to the acquiror, provided that such holders act simultaneously and the transaction is not pursuant to or in connection with a tender offer;
•acquisitions pursuant to the satisfaction of some pledges or other security interests created in good faith;
•mergers involving us which satisfy other specified requirements of the GBCL;
•transactions with a person who owned a majority of our voting power within the prior year; or
•purchases from a person who previously satisfied the requirements of the control share statute, so long as the acquiring person does not have voting power after the ownership in a different ownership range than the selling shareholder prior to the sale.
Takeover Bid Disclosure Statute. Missouri’s “takeover bid disclosure statute” requires that, under some circumstances, before making a tender offer that would result in the offeror acquiring control of us, the offeror must file certain disclosure materials with the Commissioner of the Missouri Department of Securities.
Transfer Agent
The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities as general unsecured obligations. The debt securities will be either senior debt securities or subordinated debt securities. We will issue the debt securities under one or more separate indentures between us and a trustee that we will name in the prospectus supplement. Senior debt securities will be issued under a senior indenture, and subordinated debt securities will be issued under a subordinated indenture. In this description, we sometimes refer to any senior indenture and any subordinated indenture as the “indentures.”
We have summarized the provisions of the indentures and the debt securities below. You should read the indentures for more details regarding the provisions described below and for other provisions that may be important to you. We have filed the forms of indentures with the SEC as exhibits to the registration statement, and we will include the applicable final indenture and any other instrument establishing the terms of any debt securities we offer as exhibits to a filing we will make with the SEC in connection with that offering. See “Where You Can Find More Information; Incorporation by Reference.”
General
The senior debt securities will constitute our senior debt and will rank equally with all of our unsecured and unsubordinated debt. The subordinated debt securities will be subordinated to, and thus have a position junior to, any senior debt securities and all of our other senior debt. The indentures will not limit the amount of debt we may issue under the indentures, and, unless we inform you otherwise in the prospectus supplement, they will not limit the amount of other unsecured debt or securities we may incur or issue. We may issue debt securities under either type of indenture from time to time in one or more series, each in an amount we authorize prior to issuance.
We derive substantially all of our operating income from, and hold substantially all of our assets through, our subsidiaries. As a result, we will depend on distributions of cash flow and earnings of our subsidiaries in order to meet our payment obligations under any debt securities we offer under this prospectus and our other obligations. These subsidiaries are separate and distinct legal entities and will have no obligation to pay any amounts due on our debt securities or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or otherwise. In addition, provisions of applicable law, such as those limiting the legal sources of dividends, could limit their ability to make payments or other distributions to us and they could agree to contractual restrictions on their ability to make distributions.
Our right to receive any assets of any subsidiary, and therefore the right of the holders of our debt securities to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors. In addition, even if we are a creditor of any subsidiary, our rights as a creditor would be subordinate to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to that held by us.
We may issue the debt securities of any series in definitive form or as a book-entry security in the form of a global security registered in the name of a depositary we designate.
We may issue the debt securities in one or more series with various maturities. They may be sold at par, at a premium or with an original issue discount.
Terms
The prospectus supplement relating to any series of debt securities being offered will specify whether the debt securities are senior debt securities or subordinated debt securities and will include specific terms relating to the offering. These terms will include some or all of the following:
•the title of the debt securities;
•the total principal amount of the debt securities;
•whether we will issue the debt securities in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;
•the date or dates on which the principal of and any premium on the debt securities will be payable;

•any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments;
•whether and under what circumstances any additional amounts with respect to the debt securities will be payable;
•the identity of any trustees, registrars, authenticating agents or paying agents;
•the place or places where payments on the debt securities will be payable;
•any provisions for redemption or early repayment;
•any sinking fund or other provisions that would obligate us to redeem, purchase or repay the debt securities prior to maturity;
•the denominations in which we may issue the debt securities;
•whether payments on the debt securities will be payable in foreign currency or currency units or another form, and whether payments will be payable by reference to any index or formula;
•the portion of the principal amount of the debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;
•any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;
•any changes or additions to the events of default or covenants this prospectus describes;
•any restrictions or other provisions relating to the transfer or exchange of the debt securities;
•any terms for the conversion or exchange of the debt securities for other securities issued by us or any other entity; and
•any other terms of the debt securities.
If we sell any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, we will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.
Subordination
Under any subordinated indenture, payment of the principal, interest, any premium and any additional amount on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all Senior Debt (as defined below). Unless we inform you otherwise in the prospectus supplement, we may not make any payment of principal, interest or any premium on the subordinated debt securities if:
•we fail to pay the principal, interest, premium or any other amounts on any Senior Debt when due; or
•we default in performing any other covenant (a “covenant default”) in any Senior Debt that we have designated if the covenant default allows the holders of that Senior Debt to accelerate the maturity of the Senior Debt they hold.
Unless we inform you otherwise in the prospectus supplement, a covenant default will prevent us from making payments on the subordinated debt securities only for up to 179 days after holders of the Senior Debt give the trustee for the subordinated debt securities notice of the covenant default.
The subordination provisions will not affect our obligation, which will be absolute and unconditional, to pay, when due, principal of, premium, if any, on and interest on the subordinated debt securities. In addition, the subordination provisions will not prevent the occurrence of any default under the subordinated indenture.
Unless we inform you otherwise in the prospectus supplement, any subordinated indenture will not limit the amount of Senior Debt that we may incur. As a result of the subordination of the subordinated debt securities, if we become insolvent, holders of subordinated debt securities may receive less on a proportionate basis than our other creditors.
Unless we inform you otherwise in the prospectus supplement, “Senior Debt” will mean all of our notes or other indebtedness, including guarantees, for money borrowed and similar obligations, unless the indebtedness states that it is not senior to the subordinated debt securities or our other junior debt.

Consolidation, Merger and Sale of Assets
The indentures generally will permit a consolidation, amalgamation or merger between us and another entity. They also will permit the sale by us of all or substantially all of our assets. The indentures will provide, however, that we may consolidate or amalgamate with another entity to form a new entity or merge into any other entity or transfer or dispose of all or substantially all of our assets to any other entity only if:
•the resulting or surviving entity assumes the due and punctual payments on the debt securities and the performance of our covenants and obligations under the applicable indenture and the debt securities; and
•immediately after giving effect to the transaction, no default or event of default would occur and be continuing.
On the assumption by the successor of the obligations under the indentures, the successor will be substituted for us, and we will be relieved of any further obligation under the indentures and the debt securities.
Events of Default
Unless we inform you otherwise in the prospectus supplement, the following will be events of default with respect to a series of debt securities:
•our failure to pay interest or any required additional amounts on any debt securities of that series for 30 days;
•our failure to pay principal of that series when due;
•our failure to deposit any mandatory sinking fund payment for that series of debt securities when due for 30 days;
•our failure to comply with any of our covenants or agreements in the debt securities of that series or the applicable indenture, other than an agreement or covenant that we have included in that indenture solely for the benefit of other series of debt securities, for 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of all of the outstanding debt securities issued under that indenture that are affected by that failure;
•specified events involving our bankruptcy, insolvency or reorganization; and
•any other event of default provided for that series of debt securities which shall not have been remedied within the specified period after written notice.
A default under one series of debt securities will not necessarily be a default under another series. The trustee may withhold notice to the holders of the debt securities of any default or event of default, except in any payment on the debt securities, if the trustee in good faith determines that withholding notice is in the interest of the holders of the debt securities.
If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default, or, in some cases, 25% in principal amount of all senior debt securities or subordinated debt securities affected, voting as one class, may declare the principal of and all accrued and all unpaid interest on those debt securities to be immediately due and payable. If an event of default relating to events of bankruptcy, insolvency or reorganization occurs, the principal of and all accrued and unpaid interest on all of the debt securities will become immediately due and payable without any action on the part of the applicable trustee or any holder. The holders of a majority in principal amount of the outstanding debt securities of the series affected by the default, or of all of the senior debt securities or subordinated debt securities affected, voting as one class, may in some cases rescind this accelerated payment requirement. Depending on the terms of our other indebtedness, an event of default under either type of indenture may give rise to cross defaults on our other indebtedness.
A holder of a debt security of any series will be able to pursue any remedy under the applicable indenture only if:
•the holder has previously given to the trustee written notice that an event of default is continuing with respect to that series;

•the holders of at least 25% in aggregate principal amount of the then outstanding debt securities of that series make a written request to the trustee to pursue the remedy;
•such holder or holders offer and, if requested, provide to the trustee security or indemnity satisfactory to the trustee against any loss, liability or expense;
•the trustee does not comply with such request within 60 days after receipt of the request and the offer of security or indemnity; and
•during that 60-day period, the holders of a majority in aggregate principal amount of the debt securities of that series do not give the trustee a direction inconsistent with such request.
This provision will not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.
In most cases, holders of a majority in principal amount of the outstanding debt securities of a series, or of all debt securities affected, voting as one class, will be able to direct the time, method and place of:
•conducting any proceeding for any remedy available to the applicable trustee; and
•exercising any trust or power conferred on the applicable trustee not relating to or arising under an event of default.
Each indenture will require us to file with the trustee each year a written statement as to our compliance with the covenants contained in that indenture.
Modification and Waiver
We may amend or supplement either type of indenture if the holders of a majority in principal amount of the outstanding debt securities of all series issued under the applicable indenture and affected by the amendment or supplement, acting as one class, consent to it. Without the consent of the holder of each debt security affected, however, no amendment or supplement may:
•reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;
•reduce the rate of or change the time for payment of interest on any debt security;
•reduce the principal of, any premium on or any mandatory sinking fund payment for any debt security;
•change the stated maturity of any debt security;
•reduce any premium payable on the redemption of any debt security or change the time at which any debt security may or must be redeemed;
•change any obligation to pay additional amounts on any debt security;
•make the payments on any debt security payable in any currency or currency unit other than as the debt security originally states;
•impair the holder’s right to institute suit for the enforcement of any payment on any debt security;
•make any change in the percentage of principal amount of debt securities necessary to waive compliance with specified provisions of the applicable indenture or to make any change in the applicable indenture’s provisions for modification;
•waive a continuing default or event of default regarding any payment on any debt security; or
•with respect to any subordinated indenture, modify the provisions relating to the subordination of any subordinated debt security in a manner adverse to the holder of that security.
We and the applicable trustee may agree to amend or supplement either type of indenture or waive any provision of either type of indenture without the consent of any holders of debt securities in some circumstances, including:
•to cure any ambiguity, omission, defect or inconsistency;
•to provide for the assumption of our obligations under such indenture by a successor upon any merger, consolidation or asset transfer;
•to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for bearer debt securities;

•to provide any security for or add guarantees of any series of debt securities;
•to comply with any requirement to effect or maintain the qualification of such indenture under the Trust Indenture Act of 1939;
•to add covenants that would benefit the holders of any debt securities or to surrender any rights we have under such indenture;
•to add events of default with respect to any debt securities;
•to make any change that does not adversely affect any outstanding debt securities of any series in any material respect; provided, that any change made solely to conform the provisions of such indenture to a description of debt securities in a prospectus or prospectus supplement will not be deemed to adversely affect any outstanding debt securities of any series issued under that indenture in any material respect;
•to facilitate the defeasance or discharge of any series of debt securities if that change does not adversely affect the holders of debt securities of that series or any other series under such indenture in any material respect; and
•to provide for the acceptance of a successor or another trustee.
The holders of a majority in principal amount of the outstanding debt securities of any series, or of all senior debt securities or subordinated debt securities affected, voting as one class, may waive any existing or past default or event of default with respect to those debt securities. Those holders may not, however, waive any default or event of default in any payment on any debt security or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.
Discharge and Defeasance
We will be discharged from all obligations under the applicable indenture with respect to any series of debt securities, except for surviving obligations relating to any conversion rights and to register the transfer or exchange of the debt securities, if:
•all debt securities of the series previously authenticated and delivered under the relevant indenture have been delivered to the indenture trustee for cancellation; or
•all debt securities of that series have become due and payable or will become due and payable within one year, at maturity or by redemption, and we deposit with the applicable trustee funds or government securities sufficient to make payments on the debt securities of that series on the dates those payments are due.
To exercise our right to be discharged, we must deliver to the applicable trustee an opinion of counsel and an officers’ certificate stating that all conditions precedent to the satisfaction and discharge of the applicable indenture have been complied with.
In addition to our right of discharge described above, if we deposit with the applicable trustee funds or government securities sufficient to make payments on the debt securities of a series on the dates those payments are due and payable, then, at our option, either or both of the following will occur, subject to the satisfaction of certain conditions:
•with certain exceptions (including with respect to our obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities, and maintain paying agencies and hold moneys for payment in trust), the applicable indenture will cease to be of further effect (“covenant defeasance”); and
•we will be discharged from our obligation to make payments with respect to debt securities of that series (“legal defeasance”).
Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the applicable trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based on a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

Governing Law
New York law will govern the indentures and the debt securities.
Trustee
The trustee will initially be appointed by us as paying agent, registrar and custodian with regard to the debt securities. The trustee or its affiliates may from time to time in the future provide banking and other services to us in exchange for a fee.
If an event of default occurs and is continuing, the trustee must use the degree of care and skill of a prudent person in the conduct of such person’s own affairs. The trustee will become obligated to exercise any of its rights and powers under the indentures at the request of any of the holders of any debt securities only after those holders have offered the trustee security or indemnity satisfactory to it.
Each indenture will limit the right of the trustee, if it becomes one of our creditors, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee may engage in other transactions with us. If it acquires any conflicting interest, however, it must eliminate that conflict or resign.
Form, Exchange, Registration and Transfer
We will issue the debt securities in registered form, without interest coupons. We will not charge a service charge for any registration of transfer or exchange of the debt securities. We may, however, require the payment of any tax or other governmental charge payable for that registration.
Debt securities of any series will be exchangeable for other debt securities of the same series of like tenor with the same total principal amounts and of other authorized denominations in accordance with the applicable indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent we designate. The security registrar or transfer agent will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request.
Unless we inform you otherwise in the prospectus supplement, we will appoint the trustee under each indenture as security registrar for the debt securities we issue under that indenture. If the prospectus supplement refers to any transfer agent initially designated by us, we may at any time rescind that designation or approve a change in the location through which any transfer agent acts. We will be required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional transfer agents for any series of debt securities or rescind the designation of any transfer agent.
In the case of any redemption, neither the security registrar nor the transfer agent will be required to register the transfer or exchange of any debt security:
•during a period beginning 15 business days before the day of mailing of the relevant notice of redemption and ending on the close of business on that day of mailing; or
•if we have called the debt security for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.
Payment and Paying Agent
Unless we inform you otherwise in the prospectus supplement, we will make payments on the debt securities in U.S. dollars at the office of the applicable trustee or any paying agent we designate. At our option, we may make payments by check mailed to the holder’s registered address or, with respect to global debt securities, by wire transfer. Unless we inform you otherwise in the prospectus supplement, we will make interest payments to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.
Unless we inform you otherwise in the prospectus supplement, we will initially designate the trustee under each indenture as our paying agent for payments on debt securities we issue under that indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.
Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will repay to us upon written request any funds held by them for payments on the debt securities that remain unclaimed for two years after the date upon which that payment has become due. After repayment to us, holders entitled to those funds must look only to us for payment.
Book-Entry Debt Securities
We may issue the debt securities of a series in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. We may issue global debt securities in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase preferred stock, common stock, debt securities or other securities described in this prospectus. We may issue warrants independently or as part of a unit with other securities. Warrants sold with other securities as a unit may be attached to or separate from the other securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent. A form of warrant agreement, including the form of certificate representing the warrants, which contains provisions to be included in the specific warrant agreements that will be entered into with respect to particular offerings of warrants, will be filed as an exhibit to or incorporated by reference into the registration statement of which this prospectus forms a part. The terms and conditions of the warrants will be described in the specific warrant agreement and the applicable prospectus supplement relating to such warrants.
DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts, including contracts obligating or entitling holders to purchase from us, and obligating or entitling us to sell to holders, a specific number of shares of common stock, preferred stock, debt securities or other securities, property or assets, at a future date or dates. Alternatively, the purchase contracts may obligate or entitle us to purchase from holders, and obligate or entitle holders to sell to us, a specific or varying number of shares of preferred stock, common stock, debt securities or other securities, property or assets, at a future date. The price per share of preferred stock or common stock may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula described in the purchase contracts. We may issue purchase contracts separately or as a part of units each consisting of a purchase contract and debt securities, undivided beneficial ownership interests in debt securities or shares of preferred stock or debt obligations of third parties, including U.S. Treasury securities, securing holders’ obligations to purchase the preferred stock, common stock, debt securities or other securities, property or assets, under the purchase contracts. The purchase contracts may require us to make periodic payments to holders or vice versa and the payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations in a specified manner. The terms of any purchase contracts and any related guarantee will be described in the applicable prospectus supplement.
DESCRIPTION OF UNITS
We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit also may include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement relating to any units we offer will describe the specific terms of those units.

SELLING SECURITYHOLDERS
Information about selling securityholders, if any, will be set forth in a prospectus supplement, in a post-effective amendment to the registration statement of which this prospectus is a part or in filings we make with the SEC under the Exchange Act, that are incorporated by reference.

PLAN OF DISTRIBUTION
We and/or the selling securityholders, if applicable, may sell the securities covered by this prospectus in any of the following ways (or in any combination):
•to or through underwriters or dealers;
•directly to one or more purchasers; or
•through agents.
Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including:
•the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;
•the offering price of the securities and the proceeds to us and/or the selling securityholders, if applicable, and any underwriting discounts, commissions, concessions or agency fees allowed or reallowed or paid to dealers;
•any options under which underwriters may purchase additional securities from us and/or the selling securityholders, if applicable; and
•any securities exchange or market on which the securities may be listed or traded.
Any offering price and any discounts, commissions, concessions or agency fees allowed, reallowed or paid to dealers may be changed from time to time. We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the obligations of the underwriter, dealer or agent in the applicable prospectus supplement.
We and/or the selling securityholders, if applicable, may distribute the securities from time to time in one or more transactions:
•at a fixed price or at prices that may be changed from time to time;
•at market prices prevailing at the time of sale;
•at prices relating to such prevailing market prices; or
•at negotiated prices.
Underwriters, dealers or any other third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters or dealers are used in the sale of any securities, the securities will be acquired by the underwriters or dealers for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities (other than any securities purchased upon exercise of any over-allotment option), unless otherwise specified in the prospectus supplement. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in the prospectus supplement, naming the underwriter.
We and/or the selling securityholders, if applicable, may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to such agent. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions to be paid for solicitation of these contracts. Any underwriters, broker-dealers and agents that participate in the distribution of the securities may be deemed to be “underwriters” as defined in the Securities Act. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits they receive on resale of the securities, may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any underwriters or agents and describe their compensation in a prospectus supplement.
Offered securities also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more marketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.
Underwriters or agents may purchase and sell the securities in the open market. These transactions may include over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions consist of bids or purchases for the purpose of preventing or slowing a decline in the market price of the securities and are permitted so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. The underwriters or agents also may impose a penalty bid, which permits them to reclaim selling concessions allowed to syndicate members or certain dealers if they repurchase the securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if begun, may be discontinued at any time. These transactions may be effected on any exchange on which the securities are traded, in the over-the-counter market or otherwise.
In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement; however, we anticipate that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.
If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a conflict of interest as defined in FINRA’s Rule 5121, that offering will be conducted in accordance with the relevant provisions of Rule 5121.
There can be no assurance that we will sell all or any of the securities offered by this prospectus.
Agents, dealers and underwriters may be entitled to indemnification by us and the selling securityholders, if applicable, against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect thereof.

LEGAL MATTERS
Lewis Rice LLC, St. Louis, Missouri will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Post Holdings, Inc. Certain matters of New York law will be passed upon for us by Epstein, Becker & Green, P.C., New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended September 30, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.    Other Expenses of Issuance and Distribution.
The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$(1)
Fees and expenses of the trustee	$(2)
Printing expenses	$(2)
Legal fees and expenses	$(2)
Accounting fees and expenses	$(2)
Miscellaneous	$(2)
Total	$(1)(2)
(1) Pursuant to Rules 456(b) and 457(r) under the Securities Act, the SEC registration fee will be paid at the time of any particular offering of securities under the registration statement and is therefore not currently determinable.
(2) These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.
Item 15.    Indemnification of Directors and Officers.
Our articles of incorporation limit the liability of our directors to the Company and our shareholders to the fullest extent permitted by Missouri law. Under Missouri law, a corporation may indemnify any person made or threatened to be made a party to any legal proceeding, including any suit by or in the name of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in any such capacity with respect to another enterprise, against expenses and other amounts reasonably incurred by him or her in connection with such legal proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Notwithstanding the foregoing, no indemnification may be made in respect to any claim brought by or in the name of the corporation as to which such person is adjudged to be liable to the corporation unless and only to the extent that a proper court determines that in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the court deems proper. A corporation is required to indemnify its directors, officers, employees or agents to the extent that such persons have been successful in defending an action, suit or proceeding or any claim, issue or matter therein. Our articles of incorporation contain provisions indemnifying our directors and officers to the fullest extent permitted by Missouri law. The indemnification permitted under Missouri law is not exclusive of any other rights to which these persons may be entitled.
In addition, we maintain directors’ and officers’ liability insurance to provide our directors and officers with insurance coverage for losses arising from claims based on breaches of duty, negligence, error and other wrongful acts.
We have entered into indemnification agreements with our directors and certain executive officers. These agreements contain provisions that may require us, among other things, to indemnify these directors and executive officers against certain liabilities that may arise because of their status or service as directors or executive officers and advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

At present there is no pending litigation or proceeding involving any director or officer as to which indemnification is required or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.
Item 16.     Exhibits.

Exhibit No.	Description

*1.1	Form of Underwriting Agreement
**2.1
Transaction Agreement and Plan of Merger, dated as of October 26, 2021, by and among Post Holdings, Inc., BellRing Brands, Inc., BellRing Distribution, LLC and BellRing Merger Sub Corporation (Incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K filed on October 27, 2021)

2.2
Amendment No. 1 to Transaction Agreement and Plan of Merger, dated as of February 28, 2022, by and among Post Holdings, Inc., BellRing Brands, Inc., BellRing Distribution, LLC and BellRing Merger Sub Corporation (Incorporated by reference to Exhibit 2.1 to the Company’s first Form 8-K (film no. 22683895) filed on February 28, 2022)

**2.3
Asset Purchase Agreement, dated as of February 8, 2023, by and among The J. M. Smucker Company, PCB Sub, LLC and Post Holdings, Inc. (Incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K filed on February 13, 2023)

3.1	Amended and Restated Articles of Incorporation of Post Holdings, Inc. (Incorporated by reference to Exhibit 3.1 to the Company’s Form 10-Q filed on February 2, 2018)
3.2	Amendment of Amended and Restated Articles of Incorporation of Post Holdings, Inc. (Incorporated by reference to Exhibit 3.2 to the Company’s Form 10-Q filed on February 2, 2018)
3.3	Amended and Restated Bylaws of Post Holdings, Inc. (Incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed on January 17, 2023)
4.1
Indenture (2027 Notes), dated as of February 14, 2017, by and among Post Holdings, Inc., the Guarantors (as defined therein) and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (Incorporated by reference to Exhibit 4.2 to the Company’s Form 8-K filed on February 14, 2017)

4.2
Indenture (2028 Notes), dated as of December 1, 2017, by and among Post Holdings, Inc., the Guarantors (as defined therein) and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (Incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed on December 4, 2017)

4.3
Indenture (2029 Notes), dated as of July 3, 2019, by and among Post Holdings, Inc., the Guarantors (as defined therein) and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (Incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed on July 3, 2019)

4.4
Indenture (2030 Notes), dated as of February 26, 2020, by and among Post Holdings, Inc., the Guarantors (as defined therein) and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (Incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed on February 26, 2020)

4.5
Indenture (2031 Notes), dated as of March 10, 2021, by and among Post Holdings, Inc., the Guarantors (as defined therein) and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (Incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed on March 11, 2021)

4.6
Indenture (2027 Convertible Notes), dated as of August 12, 2022, by and among Post Holdings, Inc., the Guarantors (as defined therein) and Computershare Trust Company, N.A., as trustee (Incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed on August 17, 2022)

4.7	Form of Senior Indenture
4.8	Form of Subordinated Indenture
*4.9	Form of Warrant
*4.10	Form of Warrant Agreement
*4.11	Form of Purchase Contract Agreement
*4.12	Form of Unit Agreement
5.1	Opinion of Lewis Rice LLC
5.2	Opinion of Epstein Becker & Green, P.C.
23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Lewis Rice LLC (included in Exhibit 5.1)
23.3	Consent of Epstein Becker & Green, P.C. (included in Exhibit 5.2)
24.1	Power of Attorney (included on signature page of original filing)
‡25.1	Statement of Eligibility of Trustee under the Senior Indenture on Form T-1
‡25.2	Statement of Eligibility of Trustee under the Subordinated Indenture on Form T-1
107	Filing Fee Table
_______

*	To be filed by amendment or incorporated by reference in connection with the offering of the securities.
**
Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Post agrees to furnish supplementally to the SEC a copy of any omitted exhibit or schedule upon request by the SEC.

‡	Where applicable, to be incorporated by reference to a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 17.    Undertakings.
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and
(iv) Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(j) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on February 23, 2023.

POST HOLDINGS, INC.

By:	/s/ Robert V. Vitale
Name:	Robert V. Vitale
Title:	President and Chief Executive Officer
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Matthew J. Mainer and Diedre J. Gray, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement on Form S-3 (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same, with any and all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert V. Vitale	Director, President and Chief Executive Officer (principal executive officer)	February 23, 2023
Robert V. Vitale

/s/ Matthew J. Mainer	Senior Vice President, Chief Financial Officer and Treasurer (principal financial officer)	February 23, 2023
Matthew J. Mainer

/s/ Bradly A. Harper	Senior Vice President, Chief Accounting Officer (principal accounting officer)	February 23, 2023
Bradly A. Harper

/s/ William P. Stiritz	Chairman of the Board of Directors	February 23, 2023
William P. Stiritz

/s/ Dorothy M. Burwell	Director	February 23, 2023
Dorothy M. Burwell

/s/ Gregory L. Curl	Director	February 23, 2023
Gregory L. Curl

/s/ Thomas C. Erb	Director	February 23, 2023
Thomas C. Erb

/s/ Robert E. Grote	Director	February 23, 2023
Robert E. Grote

/s/ Ellen F. Harshman	Director	February 23, 2023
Ellen F. Harshman

/s/ David W. Kemper	Director	February 23, 2023
David W. Kemper

/s/ Jennifer Kuperman	Director	February 23, 2023
Jennifer Kuperman

/s/ David P. Skarie	Director	February 23, 2023
David P. Skarie